BABY F.O.X.（ITALY）
Shanghai Baby-Fox Fashion Co., Ltd.
Non-Corporate Stores Contracts

Party A: Shanghai Baby-Fox Fashion Co., Ltd.
Party B: Jiujiang Dian Hu Business Co., Ltd.

This agreement is entered into by and between Party A and Party B through friendly consultations and under the principle of mutual risk and joint development.

Chapter 1 Contract Instructions
1.	“The Product” in this contract is the item that Party A produces and in connection with the registered trademark “BABY F.O.X.”.
2.	“The District” in this contract means the franchised district that granted to Party B by Party A.
3.	All the terms in this contract are confidential that Party B can’t disclose to a third party, if not, Party A has the right to terminate Party B’s franchise rights.
4.
Both parties are independent themselves and responsible for its legal person, company or individual respectively, each other assumes no joint and several liability. The right and power that Party B received only limit to franchise right and power and there is no other relationship. Especially, this contract is not grant Party B as Party A’s agent, representative, employee or partner.

Chapter 2 Grant Instructions
5.
Party A grants Party B a franchise to set up a non-corporate store at Lian Sheng Shopping Square, Jiujiang, Jiangxi Province, PRC. The store is operated independently by Party B and taken responsibility. In the non-corporate store district (The “Franchise district”), Party B sells items that marked “BABY F.O.X.” which produced by Party A. The franchise time is from April 1, 2008 to March 31, 2009. 60 days before the end of the franchise period, Party B could apply for extending contract according to its sales in written forms. Party B will decide whether extend or not according to Party A’s last sale record and franchised store’s numbers.

6.
Without Party A’s permission, Party B should not transfer its franchise right to a third party, breach of contract will be held accountable by law and the transfer is useless. All the loss that resulted from the transfer will be held by Party B.

7.	During this contract, without Party A’s written permission, Party B should not sell items that are not produced by Party A.

Chapter 3 Operating Location
8.	Party B should provide an independent place and operating location which is legal for using; Party A can send a person to see if this meets the operation requirement.
9.	The actual area that Party B provided should have the permission of Party A.

BABY F.O.X.（ITALY）
10.
After the permission, Party A will provide the design effect picture and fitment blue print within 25 business days and all the expenditure from those will be taken by Party A, however, construction costs will afforded by Party B, all the tangible assets are belong to Party B. All the needed exhibition props (including Hanger, pants folder, models, paper bag, carry bag and related displayed props) are provided by Party A payable on cost price.

11.	Party B should in authorized place set up its first store before April 1, 2008, after signature, or Party A has the right to terminate the contract.
12.
Party B should not sell the items that are no related to BABY F.O.X.’ goods, cook the books and flees the goods. If Party B breach of contract, Party A has the right to terminate the contract and deduct 100% of the caution money.

Chapter 4 Employment and Trainings
13.	Party B should employ the sales staff according to Party A’s standard and its employees should in accordance with Party A’s regulation. Party A has the right to ask Party B to change its employees.
14.
Before setting up, Party B should have unitive computer system according to Party A’s requirement so as to transmitting sales and also build a customer file in term of market and provide Party A one copy of the file.

15.	Party A periodic sends people to support Party B’s daily work and has right to advise when there exists problems.

Chapter 5 Conditions of Supply and Management
16.	Alliance charge
To ensure that the brand's reputation and franchise marketing rights, Party A should charge Party B ￥20,000 which is not returned after termination of this contract and will never charged again when contact extends.
17.	Surety money
The contract surety money is ￥30,000. At the end of this contract term and both parties doesn’t want to extend, Party A returns all without interests.
18.	Price
Party B should follow the price that made by Party A and without Party A’s agreement it couldn’t abate or make the price higher than the unitive price. According to the shop’s actual sale and promotion, both parties reach a consensus, in Party B’s area there is discount of 35% and swap rate is 10%.If Party B raises up the price privately and hides, once Party A finds, the first time will punish for 10% of the surety money, the second time for 50% and the third time for 100% and call off Party B’s agent qualification. Party B should provide the copies of clearing lists and clearing invoices that issued by the shopping mall. If Party B doesn’t provide or provide the copies in inveracious, Party A will punish as above.
19.	Indent
After one week of the indent, Party B should wire 30% of the indent amount to Party A‘s designated account and then the indent effect.

BABY F.O.X.（ITALY）
20.	When Party B receives the goods, there should be more than two people checking. And if there are errors Party B should inform in written the next day and has the two person’s signatures.

Chapter 6 Goods Returned and Exchanged
21.
Party B asks for returning goods within 10 days after receiving. Due to quality problem, the amount and item should get Party A’s agreement and then return. The normal delivery fee should be afforded by Party B and the new goods’ delivery fee to be afforded by Party A and the fee that returned goods should be afforded by Party B.

22.	The transfer instruction is from Party A and need cooperation of Party B, when there is delivery fee, it affords by Party A.
23.	Party B should promise that the returned goods are lossless and if there is mangled Party B should pay for 30% of the goods.
24.	The details in this chapter are in consistent with Party A’s related rules.

Chapter 7 Marketing and Brand Promotion
25.	Party B should maintain Party A’s brand reputation and comply with Trademark Law of the People‘s Republic of China. If not, there will be a punishment of 5% of the total sales amount.
26.
All the marks that appear in the area of Party B’s should comply with Party A’s Brand. If it extends the area, Party A will not be responsible for it. However, if it brings loss, Party B should compensate.

27.	Party A annual plans a number of large-scale promotional activities and require Party B’s presentation; Party B also could plan several activities and implement after Party A’s agreement.

Chapter 8 The Third Party Responsibilities
28.	Party B will be responsible for the third party’s humanity hurt and asset loss that causes by its operation.
29.	Party B agrees to compensate Party A all the loss that caused by above.
30.	Party B will not be responsible for the third party’s loss that caused by Party A.

Chapter 9 Contract Extension and Termination
31.	Contract extension
On the end of the contract, under equal qualification, Party B has the prior right.
32.	Contract termination
A.	Contract expires;
B.	Party B break off sales for 7 days or aggregate 15 days because of itself;
C.	After the signature of the contract, Party B doesn’t set up a store under Term 11;
D.	Party B has illegal actions and break Party A’s brand image or credit standing;

BABY F.O.X.（ITALY）
E.	Court and government department command Party B ceasing;
F.	Party B exposes Party A’s trade secrets to other unrelated person or let other people use Party A’s references.
G.	Party B’s qualification cancellation because of Term 19.
H.	Force majeure causes the termination.
33.	After 90 days of the termination Party B should stop using Party A’s brand and return all the relative things.

Chapter 10 Liability for Breach of Contract
34.	If Party B breaches of contract, Party A has the right to deduct 10% to 100% of the surety money, and if not enough Party B should compensate the additional amount.

Chapter 11 Disposal of the Contract Disputes and Others
35.	All disputes in connection with the execution of this Contract shall be settled friendly through negotiation. In case no settlement can be reached, the case then may be submitted to the local court.
36.	Parties hereto may revise or supplement through negotiation matters not mentioned herein. Have equal legal effect also.
37.	This agreement is effective after signatures, and in duplicate, Part A and Part B each have one copy.

Party A: Shanghai Baby-Fox	Party B: Jiujiang Dian Hu
Fashion Co., Ltd.	Business Co., Ltd.
Address:	Address:
Post Code:	Post Code:
Fax:	Fax:
Phone NO.:	Phone No.:
Bank:	Bank:
Account:	Account:
Tax No.:	Tax No.:
Legal Representative:	Legal Representative
Date:	Date: March 1, 2008